UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2005

Interactive Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Indiana	000-27385	35-1933097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Interactive Way

Indianapolis, IN  46278

(Address of Principal Executive Offices)

317-872-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 25, 2005, Interactive Intelligence, Inc. issued a press release describing its results of operations for its fourth quarter and year-ended December 31, 2004. See the registrant’s press release attached hereto as Exhibit 99.1.

The press release contains certain information which is considered a non-GAAP financial measure (pro forma net income (loss) without restructuring and other charges).  This information represents a financial measure used by the registrant’s management to evaluate the operating performance of the registrant.  The registrant’s management believes this non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the registrant’s business because it excludes expenses (related to the restructuring of the registrant’s operations and relocation of its worldwide headquarters) that are not indicative of the ongoing costs of operations.  See the registrant’s press release attached hereto as Exhibit 99.1 for the reconciliation of non-GAAP net income (loss) to the GAAP net income (loss) number for the periods presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc.
(Registrant)

Date: January 25, 2005	By:	/s/ Stephen R. Head
Stephen R. Head
Chief Financial Officer, Vice President of
Finance and Administration, Secretary and
Treasurer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press release dated January 25, 2005